Contact:

Bernd Leger NaviSite, Inc. 978.946.8615 pr@navisite.com	Darlene Doyle Lois Paul & Partners 781.782.5868 darlene_doyle@lpp.com

NaviSite Reports Fiscal Year 2005 Third Quarter Results
Reports Record EBITDA, Significantly Lowers Loss from Operations, and Adds More Than 40 New
Hosted Customers

Andover, Mass. June 8, 2005 - NaviSite, Inc. (Nasdaq SC: NAVI), which deploys, manages and enables software applications and infrastructure for mid-market organizations, today reported financial results for its third quarter of fiscal year 2005, which ended April 30, 2005.

NaviSite continued to record positive EBITDA, excluding impairment and other one-time charges, for the seventh consecutive fiscal quarter, improving to $3.3 million in the third fiscal quarter of 2005, from $2.6 million in the second fiscal quarter of 2005, a 28% increase and a record high for the Company. The Company also continued in its efforts to increase efficiency, reducing its loss from operations for the third consecutive quarter to $0.9 million, down from $2.0 million in the prior quarter and $2.4 million in the third fiscal quarter of 2004.

Key Highlights

Overall, the Company ended the third quarter of fiscal year 2005 with more than 750 customers in its managed services (Application, Hosting, Messaging, and CDN/ESD) and Software as a Service (SaaS) portfolio and approximately 115 indirect customers through channel partners. In addition, the Company had more than 168 professional services and software licensing customers that were active during the third quarter. Customer highlights for the quarter include:

•	Signed 40 new hosted customers; 25 percent of which were generated through NaviSite’s channel partnerships

•	Signed contract renewals for 81 customers

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

•	Secured 10 new Software as a Service (SaaS) contracts, i.e. hosted contracts for software companies who are providing on-demand services to their end-customers.

•	Reduced customer churn, excluding major accounts, from 3.0% per month in the second fiscal quarter of 2005 to 2.7% per month in the third fiscal quarter of 2005

•	Continued focus on customer service and satisfaction, including the creation of a customer leadership council

•	Migrated PeopleSoft OEM agreement to Oracle, while continuing to resell JD Edwards EnterpriseOne, leading to additional customer revenue

In January 2005, the Company created NaviSite India Private Limited, based in New Delhi, India, to expand NaviSite’s international footprint and provide the ability to rapidly scale operations and broaden the Company’s service offerings. Growth highlights for the India office in the third quarter include:

•	The Company continued to hire professionals in engineering, management and network operations center functions, establishing the framework to accelerate our expansion during the upcoming quarters

•	Delivered remote infrastructure management services, managed messaging, networking and PeopleSoft application services and expanded into key growth areas, such as EnterpriseOne and Oracle DBA services

NaviSite continued to make strides in its Company-wide initiatives to streamline operational expenses. As part of this effort, in February 2005, NaviSite signed an agreement which provided a Las Vegas-based company the use of approximately 29,000 square feet of space and the sale of infrastructure equipment in the Las Vegas data center in exchange for an initial payment of $600,000 and approximately $55,000 per month until February 2007. NaviSite retained approximately 2,000 square feet in the data center to service and support its current and future customers.

NaviSite expanded its marketing efforts to reflect the updated positioning of the Company and showcase its comprehensive portfolio of offerings, which include outsourcing services, professional services and SaaS. As part of this expanded marketing focus, NaviSite re-designed and re-launched its Web site which now allows Web site visitors to directly use chat functionality with NaviSite personnel as an additional channel of communication.

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

Third Quarter Financial Results

Total revenue for the third quarter of fiscal year 2005 was $26.8 million, a 6% decrease from $28.4 million in the prior quarter, and a 33% increase from $20.2 million in the third quarter of fiscal year 2004. NaviSite posted a gross profit of $7.5 million or 28% of revenue for the third quarter of fiscal year 2005. In the previous quarter NaviSite posted a gross profit of $7.7 million or 27% of revenue. NaviSite posted a gross profit of $6.0 million for the third quarter of fiscal year 2004.

Net loss decreased to $3.0 million for the third quarter of fiscal year 2005, a 35% improvement, as compared with a net loss of $4.6 million for the prior quarter. Net loss for the third quarter of fiscal year 2004 was $3.0 million. Net loss per share decreased to $0.11 for the third quarter of fiscal year 2005, from a net loss of $0.17 per share for the prior quarter. Net loss per share for the third quarter of fiscal year 2004 was $0.12. NaviSite posted positive EBITDA, excluding impairment and other one-time charges, of $3.3 million for the third quarter of fiscal year 2005, as compared to $2.6 million of EBITDA, excluding impairment and other one-time charges, for the prior quarter and $0.8 million of EBITDA, excluding impairment and other one-time charges, for the third quarter of fiscal year 2004.

“NaviSite continues its steady climb to improve operational efficiency, with our record EBITDA and continued customer traction,” said Arthur Becker, CEO of NaviSite. “We anticipate revenue for the fourth quarter of fiscal year 2005, ending July 31, 2005, will be in the range of $26.3 million to $26.8 million and EBITDA, excluding impairment and other one-time charges, to be between $3.7 million and $4.2 million.” We have yet to realize the positive impact on expenses from our India operation which we anticipate will commence in the first quarter of fiscal year 2006.

EBITDA

EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the Company’s actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation, amortization and non-cash compensation. The Company also excludes impairment and other one-time charges from its non-GAAP measure, as such items may be considered to be of a non-operational nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

Company’s actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company’s financial results prepared in accordance with U.S. GAAP. A table reconciling the Company’s net loss, as reported, to EBITDA is included in the consolidated financial statements in this release. The Company believes that using expected EBITDA as a performance measure, together with expected net loss, will help investors better understand the Company’s underlying financial performance. A table reconciling expected net loss to expected EBITDA for the fourth quarter of fiscal year 2005 is also included in this release.

Conference Call Scheduled for Wednesday, June 8, 2005

NaviSite’s Chief Executive Officer, Arthur Becker, and Chief Financial Officer, John J. Gavin, Jr., will host a conference call to discuss NaviSite’s fiscal year 2005 third quarter financial results at 9:00 a.m. Eastern Time, on Wednesday, June 8, 2005.

Date and Time: Wednesday June 8, 2005, 9:00 A.M. Eastern Time

Call In #: Toll free: 866-682-6100 (INTL:201-499-0416)

Dial In Replay: Toll Free: 888-346-3949 (INTL:404-260-5385)

Enter PIN#: 0608051 — Enter Confirmation#: 20050531134279

Webcast Replay: http://www.navisite.com/earningscalls

About NaviSite

NaviSite, Inc. (NASDAQ SC: NAVI) deploys, manages and enables software applications and infrastructure for middle-market organizations, which include mid-sized companies, divisions of large multi-national companies and government agencies.

The Company offers a full range of services including design, implementation, optimization, upgrade, application development, fully hosted and remote application management, managed services, content delivery, colocation, and Software as a Service enablement.

The Company offers vertical expertise in the manufacturing/distribution, financial services, healthcare/pharmaceutical, services, publishing/media & communications, and public sector industries.

NaviSite was founded in 1997 and is headquartered in Andover, Massachusetts, with offices and data centers across the United States, and in the UK and India. For more information, please visit www.navisite.com or call 978.682.8300.

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

# # #

This release contains forward-looking statements, which address a variety of subjects including, for example, the expected future operating and financial results, including profitability, revenue growth and EBITDA, the expected benefits, capabilities and marketability of NaviSite’s product and service offerings, NaviSite’s strategic business plans for growing its customer base and increasing sales, the expected benefits, efficiencies, synergies and integration efforts of the Surebridge acquisition, and the expected financial results and growth of the combined entity. All statements other than statements of historical fact, including without limitation, those with respect to NaviSite’s goals, plans and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: NaviSite’s success, including its ability to improve its gross profit, improve its cash flows, expand its operations and revenue, and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the Company following the Surebridge acquisition may not be achieved, including those as to expected EBITDA and revenue, due to problems or unexpected costs that may arise in successfully integrating the Surebridge business or an inability to realize expected synergies or make expected future investments in the combined businesses; NaviSite may be unable to raise the necessary funds to meet its payment obligations under the promissory notes issued to certain creditors; NaviSite’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite’s acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite’s products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite’s financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite’s competes. For a detailed discussion of cautionary statements that may affect NaviSite’s future results of operations and financial results, please refer to NaviSite’s filings with the Securities and Exchange Commission, including NaviSite’s most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

All logos, company and product names may be trademarks or registered trademarks of their respective owners.

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2005
EBITDA Summaries

	For the Three Months Ended
	April 30, 2005	April 30, 2004
	Unaudited
	(In thousands)
Net loss, as reported	$(3,033)	$(3,026)

Depreciation	2,311	1,959
Interest expense, net	1,975	639
Taxes	287	—
Amortization	1,420	920
Non-cash compensation	198	69

EBITDA	3,158	561

Impairments	(67)	206
Severance and acquisition migration costs	179	—

EBITDA, excluding impairments, severance and acquisition migration costs	$3,270	$767

	For the Nine Months Ended
	April 30, 2005	April 30, 2004
	Unaudited
	(In thousands)
Net loss, as reported	$(14,241)	$(9,818)

Depreciation	6,814	6,902
Interest expense, net	5,772	1,820
Taxes	1,052	—
Amortization	4,271	2,613
Non-cash compensation	578	287

EBITDA	4,246	1,804

Impairments	1,472	2,241
Severance, Avasta settlement and acquisition migration costs	1,378	—

EBITDA, excluding impairments, severance, Avasta settlement and acquisition migration costs	$7,096	$4,045

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2005

Reconciliations of Expected GAAP Net Loss to Expected EBITDA

	For the Three Months Ended
	July 31, 2005
	Range Low	Range High
	(In thousands)
Expected Net loss	$(2,501)	$(2,001)
Expected Depreciation	2,350	2,350
Expected Interest expense, net	2,023	2,023
Expected Taxes	287	287
Expected Amortization of intangible assets	1,341	1,341
Expected Non-cash compensation	200	200

Expected EBITDA	$3,700	$4,200

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2005

Condensed Consolidated Statements of Operations

	For the Three Months Ended		For the Nine Months Ended
	April 30, 2005	April 30, 2004	April 30, 2005	April 30, 2004
	Unaudited		Unaudited
	(In thousands, except per share amounts)		(In thousands, except per share amounts)
Revenue	$26,762	$20,173	$83,969	$65,975
Revenue, related parties	34	12	102	12

Total revenue	26,796	20,185	84,071	65,987

Cost of revenue	18,881	14,217	62,335	48,899
Impairment, restructuring and other	381	—	415	633

Total cost of revenue	19,262	14,217	62,750	49,532

Gross profit	7,534	5,968	21,321	16,455

Operating expense:
Operating expense	8,842	8,175	27,846	22,956
Impairment, restructuring and other	(448)	206	1,057	1,608

Total operating expenses	8,394	8,381	28,903	24,564

Loss from operations	(860)	(2,413)	(7,582)	(8,109)

Other income (expense):
Interest income	21	18	49	115
Interest expense	(1,996)	(656)	(5,821)	(1,935)
Other income (expense), net	89	25	165	111

Loss before income tax expense	(2,746)	(3,026)	(13,189)	(9,818)
Income tax expense	(287)	—	(1,052)	—

Net loss	$(3,033)	$(3,026)	$(14,241)	$(9,818)

Basic and diluted net loss per common share	$(0.11)	$(0.12)	$(0.51)	$(0.40)

Basic and diluted weighted average number of common shares outstanding	28,463	24,809	28,108	24,685

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2005

Condensed Consolidated Balance Sheets

	April 30, 2005	July 31, 2004
ASSETS	Unaudited
	(In thousands)
Current assets:
Cash and cash equivalents	$1,566	$3,195
Accounts receivable, less allowance for doubtful accounts of $2,895 at April 30, 2005 and $2,498 at July 31, 2004	13,521	16,584
Due from related party	108	101
Prepaid expenses and other current assets	3,435	5,967

Total current assets	18,630	25,847

Non-current assets	87,631	98,017

Total assets	$106,261	$123,864

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts receivable financing line, net	$20,320	$20,240
Notes payable, current portion	1,310	1,551
Note payable to related party	3,000	3,000
Capital lease obligations, current portion	1,339	2,921
Accounts payable	9,373	8,285
Accrued expenses, deferred revenue, deferred other income and customer deposits	18,160	26,561

Total current liabilities	53,502	62,558

Total non-current liabilities	53,883	50,224

Total liabilities	107,385	112,782

Total stockholders’ equity (deficit)	(1,124)	11,082

Total liabilities and stockholders’ equity (deficit)	$106,261	$123,864

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES — THIRD QUARTER FISCAL YEAR 2005

Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended
	April 30, 2005	April 30, 2004
	Unaudited
	(In thousands)
Net cash provided by (used for) operating activities	$1,079	$(2,724)

Net cash used for investing activities	(751)	(887)

Net cash provided by (used for) financing activities	(279)	3,522

Net increase (decrease) in cash	49	(89)
Cash and cash equivalents, beginning of period	1,517	7,719

Cash and cash equivalents, end of period	$1,566	$7,630

	For the Nine Months Ended
	April 30, 2005	April 30, 2004
	Unaudited
	(In thousands)
Net cash provided by (used for) operating activities	$2,597	$(2,739)

Net cash used for investing activities	(2,872)	(1,733)

Net cash provided by (used for) financing activities	(1,354)	8,240

Net increase (decrease) in cash	(1,629)	3,768
Cash and cash equivalents, beginning of period	3,195	3,862

Cash and cash equivalents, end of period	$1,566	$7,630

Corporate Headquarters: 400 Minuteman Road, Andover MA, 01810 USA